Exhibit 99.1

Ramaco Announces Changes to Executive Leadership and Board of Directors

LEXINGTON, Ky., March 18, 2025 /PRNewswire/ -- Ramaco Resources, Inc. (NASDAQ: METC, METCB) ("Ramaco Resources" or the "Company") today announced changes to its senior management and Board of Directors (the “Board”).

E. Forrest Jones, Jr., has been hired by the Company to serve as its new General Counsel, bringing a career of immense legal experience in the minerals and coal industry. Mr. Jones has been a member of the Board since 2021 and resigned as a director of the Company effective March 14, 2025, to transition into his new full-time role effective May 1, 2025. In conjunction with his resignation as a director, he was honored by the Board with the honorary appointment of Director Emeritus.

“Forrest has served as a member of the Board with unwavering commitment and leadership greatly enriching and guiding the Board's deliberations and decisions. Mr. Jones' strategic thinking during a period of significant growth has been instrumental in the Company's success and expansion. His service as Chairman of the Environmental, Health and Safety Committee has ensured the highest standards of safety and well-being for all employees. His decades of experience, qualifications, and unique legal skills make him well qualified to serve as our General Counsel,” said Randall W. Atkins, Ramaco Chairman and CEO.

Evan H. Jenkins has also been elected to the Board and appointed as Vice-Chairman. Mr. Jenkins has served as the Company’s General Counsel and Secretary since February 2024.

“Mr. Jenkins has demonstrated exceptional leadership in managing the Company’s legal division. His guidance, decision-making and strategic planning will greatly benefit the Company as both a Board member and now in the additional role of Vice-Chairman. Mr. Jenkins will help lead the Board in policy analysis and advocacy based on his more than two decades as a state and federal legislator. He also brings a deep understanding of legal principles and regulatory compliance from his prior service as Justice and Chief Justice of the West Virginia Supreme Court,” Mr. Atkins said.

Mr. Jenkins will step down as General Counsel once Mr. Jones joins the Company in the same role on May 1st but will continue to serve as Secretary.

The total number of Board members remains unchanged with five independent directors and four non-independent directors.

E. Forrest Jones, Jr., age 74, has served as a member of our Board of Directors since January 2021. Mr. Jones has been the owner and manager of Jones & Associates, a law firm in Charleston, West Virginia, for thirty-seven years focusing upon all areas of corporate and business practice. He is regarded as perhaps one of the most knowledgeable counsel in the coal industry and has dealt principally on corporate and regulatory matters relating to coal operations, development, acquisitions and management. He received his license to practice law in 1977. Prior to starting Jones & Associates, he practiced as a Partner in a small firm focused upon the operational needs of the coal industry. Over the course of his career, Mr. Jones has served as General Field Counsel for Pickands Mather & Company, W-P Coal Company, Agipcoal USA, Inc. (formerly Enoxy Coal, Inc.), Costain Coal Inc., Pocahontas Land Corporation and numerous other coal and mineral land companies. Mr. Jones received a B.A. with a major in American History from the University of Virginia, a B.S. in Business Administration from West Virginia University and a J.D. from West Virginia University. He is admitted to practice in the Circuit Courts and The Supreme Court of Appeals for the State of West Virginia, the U.S. District Court for the Southern District of West Virginia and the United States Court of Appeals for the Fourth Circuit.

Evan Jenkins, age 64, joined Ramaco in February 2024 as General Counsel and Secretary. Mr. Jenkins has a long and distinguished public career, including as the former Chief Justice of the West Virginia Supreme Court, former two term U.S. Congressman from Southern West Virginia, and also a longtime State Legislator. He now currently serves as president of The Ramaco Foundation and a member of its board of directors. Before joining Ramaco, Jenkins served as Senior Vice President, Government Affairs at the U.S. Chamber of Commerce in Washington, D.C., the world’s largest business organization. Mr. Jenkins received his bachelor’s degree in business administration from the University of Florida and his law degree from the Cumberland School of Law at Samford University.

About Ramaco Resources, Inc.

Ramaco Resources, Inc. is an operator and developer of high-quality, low-cost metallurgical coal in southern West Virginia, and southwestern Virginia and a developing producer of coal, rare earth and critical minerals in Wyoming. Its executive offices are in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming. The Company currently has four active metallurgical coal mining complexes in Central Appalachia and one coal mine and rare earth development near Sheridan, Wyoming in the initial stages of production. In 2023, the Company announced that a major deposit of primary magnetic rare earths and critical minerals was discovered at its mine near Sheridan, Wyoming. Contiguous to the Wyoming mine, the Company operates a carbon research and pilot facility related to the production of advanced carbon products and materials from coal. In connection with these activities, it holds a body of roughly 60 intellectual property patents, pending applications, exclusive licensing agreements and various trademarks. News and additional information about Ramaco Resources, including filings with the Securities and Exchange Commission, are available at https://www.ramacoresources.com. For more information, contact investor relations at (859) 244-7455.

Point of Contact:

INVESTOR RELATIONS: info@ramacometc.com or 859-244-7455

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Ramaco Resources' expectations or beliefs concerning guidance, future events, anticipated revenue, future demand and production levels, macroeconomic trends, the development of ongoing projects, costs and expectations regarding operating results, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ramaco Resources' control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. These factors include, without limitation, unexpected delays in our current mine development activities, the ability to successfully ramp up production at our complexes in accordance with the Company's growth initiatives, failure of our sales commitment counterparties to perform, increased government regulation of coal in the United States or internationally, the further decline of demand for coal in export markets and underperformance of the railroads, the expected benefits of the Ramaco Coal and Maben acquisitions to the Company's shareholders, and the Company's ability to successfully develop the Brook Mine, including whether the increase in the Company's exploration target and estimates for such mine are realized. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ramaco Resources does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ramaco Resources to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Ramaco Resources' filings with the Securities and Exchange Commission ("SEC"), including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The risk factors and other factors noted in Ramaco Resources' SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.